Exhibit 16.1

January 19, 2016

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Boston Therapeutics, Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 19, 2016 and we agree with such statements concerning our firm.

/s/ RSM US LLP